Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of August 12, 2024, by and among SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”), the Guarantors (as defined below) and those certain holders of the Company’s Debentures in an original aggregate principal amount of up to $10,277,776.75 (collectively, the “Holders” of the “Debentures”) their endorsees, transferees and assigns (collectively, with the Agent (as defined below), the “Secured Parties”).

WHEREAS, the Company and the Secured Parties have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”), and pursuant to which, the Company has agreed to issue the Debentures, subject to the terms SPA; and

WHEREAS, pursuant to a certain Guaranty, dated as of the date hereof (the “Guaranty”), the Guarantors agreed to guarantee and act as surety for payment of the Debentures; and

WHEREAS, the Company and the Guarantors are referred to herein as a “Debtor” and collectively as the “Debtors”; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent (as defined in Section 17, below), a security interest in all assets of each Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures; and

WHEREAS, the Debtors wish to grant security interests in favor of the Secured Parties as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the SPA and the Debentures, or the failure of the Company to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Guarantors” means Majestic World Holdings, LLC; Norman Berry II Owner LLC; LV Peninsula Holding, LLC; MyVonia Innovations LLC; XeneHome, LLC; XeneTitle, LLC; XeneApp, LLC; each a subsidiary of the Company that provides a guarantee of all or any portion of the Obligations of the Company to the Secured Parties.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing, due and owing by or otherwise payable by the Company or the Guarantors to the Secured Parties, in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Agreement), and whether incurred by the Company or the Guarantors alone or jointly with another or others and whether as principal, guarantors or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Parties in connection with any Transaction Document (including this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Parties’ interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Transaction Document.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 45 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s, its Subsidiaries’ business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s and its Subsidiaries’ business which secure obligations which are not more than 45 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), and (d) thereunder, and (d) Liens incurred in connection with Permitted Indebtedness under clause (f) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased; (e) Liens in existence on the date of this Agreement and which have been set forth on Schedule 4.1(o) hereto; (f) Liens of goods securing trade letters of credit not to exceed in the aggregate $500,000.00; (f) Liens existing on any real or personal property prior to the time of acquisition or placed on property being acquired by Company or a Subsidiary to secure a portion of the purchase price; (g) Liens renewing, extending Liens permitted; and (h) Liens in respect of property or assets securing obligations of a Subsidiary to the Company, with the prior written approval of the Purchaser.

“State” means the State of New York.

“Transaction Document(s)” has the meaning provided for in the SPA, provided, however, for purposes of this Agreement, upon the indefeasible repayment in full, in cash, of the Debentures and all obligations owing thereunder, such term shall thereafter not include the Warrant.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. The Debtors hereby grant to the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Parties the following properties, assets and rights of each Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2. Commercial Tort Claims. The Secured Parties acknowledge that the attachment of their security interests in any commercial tort claim as original collateral is subject to each Debtor’s compliance with §4.7.

3. Authorization to File Financing Statements. The Debtors hereby irrevocably authorize the Agent at any time and from time to time to file in any filing office which the Agent deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtors, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the applicable Debtor is an organization, the type of organization and any organizational identification number issued to the applicable Debtor. The Debtors agree to furnish any such information to the Agent promptly upon the Agent’s reasonable request.

4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Secured Parties’ security interests in the Collateral, each Debtor agrees, in each case at such Debtor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Debtor’s other obligations contained in this Agreement:

4.1. Promissory Notes and Tangible Chattel Paper. If such Debtor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $150,000, such Debtor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent on behalf of Secured Parties may from time to time specify.

4.2. Deposit Accounts. For each deposit account that such Debtor, now or at any time hereafter, opens or maintains, such Debtor shall, within forty-five days of the date hereof, or for any such deposit account opened following the date hereof, the date of opening such deposit account, unless waived in writing by the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) cause the depositary bank to agree to comply without further consent of such Debtor, at any time with instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Agent on behalf of the Secured Parties to become the customer of the depositary bank with respect to the deposit account, with such Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. The Secured Parties agree with each Debtor that the Agent shall not give any such instructions or withhold any withdrawal rights from such Debtor, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used (i) for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Debtor’s salaried employees, (ii) in cases where a Debtor acts as custodian, trust, fiduciary or escrow agent for the benefit of a third party in transactions permitted by the Transaction Documents, and (iii) as petty cash accounts that collectively have an average daily balance at any time of less than $25,000.

4.3. Investment Property. If any Debtor shall, now or at any time hereafter, hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Parties may from time to time specify. If any securities now or hereafter acquired by any Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall promptly (but in any event within five Business Days) notify the Secured Parties thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) cause the issuer to agree to comply without further consent of such Debtor or such nominee, at any time with instructions from the Agent as to such securities, or (b) arrange for the Secured Parties to become the registered owners of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Debtor are held by such Debtor or its nominee through a securities intermediary or commodity intermediary, such Debtor shall promptly (but in any event within five Business Days) notify the Secured Parties thereof and, at the Secured Parties’ request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Debtor or such nominee, at any time with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Parties to become the entitlement holders with respect to such investment property, with such Debtor being permitted, only with the consent of the Agent, on behalf of the Secured Parties, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Parties agrees with each Debtor that the Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Debtor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Parties are the securities intermediaries.

4.4. Collateral in the Possession of a Bailee. If any Collateral with an aggregate value in excess of $150,000 is, now or at any time hereafter, in the possession of a bailee, such Debtor shall promptly notify the Secured Parties thereof and, at the Agent’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Agent, that the bailee holds such Collateral for the benefit of the Secured Parties and such bailee’s agreement to comply, without further consent of such Debtor, at any time with instructions of the Agent as to such Collateral.

4.5. Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Debtor, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Debtor shall promptly notify the Secured Parties thereof and, at the request and option of the Agent, shall take such action as the Secured Party may reasonably request to vest in the Secured Parties control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Parties agree with each Debtor that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Secured Parties’ loss of control, for such Debtor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Debtor with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6. Letter-of-Credit Rights. If any Debtor is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $100,000, or if any Debtor is a beneficiary under letters of credit not assigned to the Secured Parties with an aggregate stated amount in excess of $250,000, such Debtor shall promptly notify the Secured Parties thereof and, at the request and option of the Agent, such Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Parties of the proceeds of the letter of credit or (b) arrange for the Secured Parties to become the transferees beneficiaries of the letter of credit.

4.7. Commercial Tort Claims. If any Debtor shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

4.8. Other Actions as to any and all Collateral. The Debtors further agree, upon the request of the Agent and at the Agent’s option, to take any and all other actions as the Secured Parties may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Secured Parties’ security interests in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that such Debtor’s signature thereon is required therefor, (b) causing the Secured Parties’ name to be noted as secured parties on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Secured Parties security interests in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Secured Parties security interests in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Parties, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords of such Debtor’s primary place of business exceeds $250,000, in form and substance reasonably satisfactory to the Secured Parties and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Parties to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Representations and Warranties Concerning a Debtor’s Legal Status. Each Debtor has, on the date hereof, delivered to the Secured Parties a certificate signed by such Debtor and entitled “Perfection Certificate” (the “Perfection Certificate”). Each Debtor represents and warrants to the Secured Parties as follows: as of the date hereof (a) such Debtor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Debtor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Debtor’s organizational identification number or accurately states that such Debtor has none, (d) the Perfection Certificate accurately sets forth such Debtor’s place of business or, if more than one, its chief executive office, as well as such Debtor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to such Debtor is accurate and complete, and (f) there has been no material change in any of such information since the date on which the Perfection Certificate was signed by such Debtor.

6. Covenants Concerning each Debtor’s Legal Status. Each Debtor covenants with the Secured Parties as follows: (a) without providing at least fifteen (15) days prior written notice to the Agent, such Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Debtor does not have an organizational identification number and later obtains one, such Debtor will forthwith notify the Secured Parties of such organizational identification number, and (c) such Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

7. Representations and Warranties Concerning Collateral, Etc. Each Debtor further represents and warrants to the Secured Parties as follows: (a) such Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) no Debtor holds commercial tort claim except as indicated on such Debtor’s Perfection Certificate, (d) all other information set forth on such Debtor’s Perfection Certificate pertaining to the Collateral is accurate and complete, and (e) there has been no material change in any of such information since the date on which each Debtor’s Perfection Certificate was signed by such Debtor.

8. Covenants Concerning Collateral, Etc. Each Debtor further covenants with the Secured Parties as follows: (a) other than inventory sold or replaced in the ordinary course of business consistent with past practices, the Collateral, to the extent not delivered to the Secured Parties pursuant to §4, will be kept at those locations listed on the Perfection Certificate and such Debtor will not remove the Collateral from such locations, without providing at least ten (10) Business Days prior written notice to the Agent, (b) except for the security interest herein granted, such Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and such Debtor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Parties, (c) other than in favor of the Secured Parties or with respect to any Permitted Lien, no Debtor shall pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) each Debtor will permit the Agent, or its designee, upon advance written notice to such Debtor to inspect the Collateral during normal business hours, wherever located, provided, if any Event of Default has occurred and is continuing, no advance written notice to such Debtor shall be required and any such inspection shall be permitted at any reasonable time, (e) each Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) no Debtor will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

9. Collateral Protection Expenses; Preservation of Collateral.

9.1. Expenses Incurred by Secured Parties. In the Secured Parties’ discretion, the Secured Parties may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the Debtors fail to do so. The Debtors agree to reimburse the Agent for the benefit of the Secured Parties on demand for all expenditures so made. The Secured Parties shall have no obligation to the Debtors to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

9.2. Secured Parties’ Obligations and Duties. Anything herein to the contrary notwithstanding, each Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Debtor thereunder. The Secured Parties shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Parties of any payment relating to any of the Collateral, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Parties in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Parties or to which the Secured Parties may be entitled at any time or times. The Secured Parties’ sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Parties deal with similar property for their own accounts.

10. Securities and Deposits. The Agent may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself, for the benefit of the Secured Parties, or any nominee, any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Agent may, on behalf of the Secured Parties, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Parties to the Debtors may at any time be applied to or set off against any of the Obligations then due and owing.

11. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing:

(a) each Debtor shall, at the request and option of the Secured Parties, notify account debtors and other Persons obligated on any of the Collateral of the security interest of each of the Secured Parties in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Parties or to any financial institution designated by the Agent as the Secured Parties’ agent therefor;

(b) the Secured Parties may themselves, without notice to or demand upon the Debtors, so notify account debtors and other Persons obligated on Collateral;

(c) after the making of such a request or the giving of any such notification, each Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Debtor as trustee for the Secured Parties, for the benefit of the Secured Parties, without commingling the same with other funds of such Debtor and shall turn the same over to the Secured Parties in the identical form received, together with any necessary endorsements or assignments; and

(d) the Secured Parties shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Parties to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12. Power of Attorney.

12.1. Appointment and Powers of Secured Parties. The Debtors hereby irrevocably constitute and appoint the Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each Debtor or in the Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of each Debtor, without notice to or assent by each Debtor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Parties were the absolute owners thereof for all purposes, and to do, at the Debtors’ expense, at any time, or from time to time, all acts and things which the Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Debtors might do, including (i) upon written notice to the Debtors, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Debtors’ authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtors’ signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in each Debtor’s name such financing statements and amendments thereto and continuation statements which may require each Debtor’s signature.

12.2. Ratification by Debtors. To the extent permitted by law, each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

12.3. No Duty on Secured Party. The powers conferred on the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

13. Rights and Remedies.

13.1. General. If an Event of Default shall have occurred and be continuing, the Secured Parties, without any other notice to or demand upon the Debtors, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of secured parties under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to secured parties in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Debtors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require any Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Debtors’s principal office(s) or at such other locations as the Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to such Debtor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Debtor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtors waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Parties to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Parties (a) to fail to incur expenses reasonably deemed significant by the Secured Parties to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Parties against risks of loss, collection or disposition of the Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this §14 is to provide non-exhaustive indications of what actions or omissions by the Agent would fulfill the Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §14. Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to the Debtors or to impose any duties on the Secured Parties that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15. No Waiver by Secured Parties, etc. The Secured Parties shall not be deemed to have waived any of their rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent on behalf of the Secured Parties. No delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Parties with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

16. Suretyship Waivers by Debtors. Each Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Secured Parties shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2. Each Debtor further waives any and all other suretyship defenses.

17. Appointment of Agent. The Secured Parties hereby appoint Arena Special Opportunities Partners II, LP to act as their agent (the “Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a majority of the Secured Parties, at which time the majority of the Secured Parties shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex A.

18. Marshaling. The Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Parties hereunder and of the Secured Parties in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtors hereby agree that they will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtors hereby irrevocably waive the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. The Debtors shall pay to the Agent on demand any and all documented expenses, including reasonable attorneys’ fees and disbursements, actually incurred or paid by the Agent in protecting or preserving the Secured Parties rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, the Debtors shall pay to the Agent on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Agent for the benefit of the Secured Parties in enforcing the Secured Parties’ rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtors. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtors shall remain liable for any deficiency.

20. Overdue Amounts. Until paid, all amounts due and payable by the Debtors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

21. Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of NEW YORK and shall for all purposes be construed in accordance with and governed by the laws of SAID state of NEW YORK. The DEBTORS and THE SECURED PARTies EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF EACH PARTY HERETO. the DEBTORS AND THE SECURED PARTies EACH hereby waive any objection that it may now or hereafter have to the venue of any suit BROUGHT IN the state of new york or any court SITTING THEREIN or that A suit BROUGHT THEREIN is brought in an inconvenient court.

22. Waiver of Jury Trial. THE DEBTORS AND THE SECURED PARTIES EACH WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Debtors waive any right which they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtors (a) certify that neither the Secured Parties nor any representative, agent or attorney of the Secured Parties has represented, expressly or otherwise, that the Secured Parties would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledge that, in entering into this Agreement and any other Transaction Document to which any of the Secured Parties is a party, the Secured Parties are relying upon, among other things, the waivers and certifications contained in this §22.

23. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Debtor and its successors and assigns, and shall inure to the benefit of the Secured Parties and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtors acknowledge receipt of a copy of this Agreement.

25. Release of Collateral; Reinstatement. (a) Upon any sale, transfer or other disposition of any Collateral which is permitted by the Transaction Documents, upon receipt by the Secured Parties of any proceeds thereof which the Debtors are required to pay to the Agent, for the benefit of the Secured Parties pursuant to the terms of the Transaction Documents, such Collateral (but not the proceeds thereof) shall automatically be released from the Liens created hereby, and each Secured Party agrees that, at the request and sole expense of the Debtors, it shall promptly execute and deliver to the Debtors all releases or other documents reasonably necessary for the release of such Lien on such Collateral. In addition, each Secured Party agrees that upon the indefeasible repayment in full, in cash, of all Obligations owing under the Transaction Documents (other than (a) contingent obligations not due and owing, and, (b) so long as the Debtors are in compliance with all of their obligations under the Warrant, the Debtors’ obligations under the Warrant) and the termination of any commitments pursuant to the terms of the Transaction Documents, the security interests granted hereby shall, subject to the Secured Parties’ rights of reinstatement set forth herein or in any other Transaction Document, automatically terminate, all rights to the Collateral shall revert to the Debtors without further action from any Person and each Secured Party agrees that, at the request and sole expense of the Debtors, it shall promptly execute and deliver to the Debtors all releases or other documents reasonably necessary for the release of the Liens on the Collateral.

(b) Notwithstanding anything to the contrary contained herein, the Debtors acknowledge and agree their obligations and liabilities under the Transaction Documents (and all security interests and other Liens granted hereunder) shall be deemed to have continued in existence and shall be reinstated with full force and effect if, at any time on or after the payment of any Obligations under the Transaction Documents, all or any portion of the Obligations or any other amounts applied by the Secured Parties to any of the Obligations is voided or rescinded or must otherwise be returned by the Secured Parties to the Debtors upon such Debtor’s insolvency, bankruptcy or reorganization or otherwise.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Title: CFO

GUARANTORS

MAJESTIC WORLD HOLDINGS, LLC

By:	/s/ Nicolai Brune
Title: Manager

NORMAN BERRY II OWNER LLC

By:	/s/ Nicolai Brune
Title: Manager

LV PENINSULA HOLDING, LLC

By:	/s/ Nicolai Brune
Title: Manager

[Signature Page to Security Agreement]

MYVONIA INNOVATIONS LLC

By:	/s/ Nicolai Brune
Title: Manager

XENEHOME, LLC

By:	/s/ Nicolai Brune
Title: Manager

XENETITLE, LLC

By:	/s/ Nicolai Brune
Title: Manager

XENEAPP, LLC

By:	/s/ Nicolai Brune
Title: Manager

[Signature Page to Security Agreement]

Accepted:

AGENT

Arena Special Opportunities Partners II, LP

By:	/s/ Lawrence Cutler
Title: Authorized Signatory

HOLDER

Arena Special Opportunities Partners II, LP

By:	/s/ Lawrence Cutler
Title: Authorized Signatory

Arena Special Opportunities (Offshore) Master, LP

By:	/s/ Lawrence Cutler
Title: Authorized Signatory

HOLDER

Arena Special Opportunities Partners III, LP

By:	/s/ Lawrence Cutler
Title: Authorized Signatory

HOLDER

Arena Special Opportunities Fund, LP

By:	/s/ Lawrence Cutler
Title: Authorized Signatory

[Signature Page to Security Agreement]

ANNEX A

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Arena Special Opportunities Partners II, LP (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

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4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a majority of the Secured Parties,; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes , from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

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7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a majority of the Secured Parties,, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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